EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS

 SECOND QUARTER RESULTS

EL PASO, Texas, Oct. 10 – Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported results for the second quarter ended August 31, 2007.

Second quarter sales increased 7.3 percent to a record $157,924,000 versus sales of $147,172,000 in the same period of the prior year. Second quarter net earnings were $18,253,000 or $0.56 per fully diluted share, compared with $10,874,000 or $0.35 per fully diluted share for the same period a year earlier, an increase in earnings per share of 60 percent. Sales for the six months ended August 31, 2007, increased 7.4 percent to $298,094,000 versus $277,613,000 for the previous year. Net earnings for the first half of this year were $28,370,000 or $0.88 per diluted share, versus $17,553,000, or $0.56 per diluted share in the same period of last year.

Net earnings for the quarter and year-to-date were favorably impacted by the settlement of a tax dispute with the Hong Kong Inland Revenue Department for the fiscal years 1998 through 2005. This settlement increased fully diluted earnings per share by $0.24 for the quarter and year-to-date.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s second quarter results, stated “We are pleased that the sales increases we experienced in the first quarter continued into the second quarter. The initial sell through of our new product introductions at retail have positively impacted our sales for the second quarter. However, our present retail environment is extremely challenging. Many of our retail customers are facing a slowing sales environment as we enter the critical fall and holiday sales season. We believe this disappointing consumer spending trend in the mass market channel is likely attributable to macro factors including high gasoline prices, tightening credit markets, and the well documented sub-prime crisis.

“Because of these factors, we are adjusting our previous guidance for the fiscal year ending February 29, 2008. Sales are projected to be in the range of $660 to $680 million versus our previous guidance of sales in the range of $680 to $690 million. Net earnings are now projected to be in the range of $1.90 to $2.10 per fully diluted share, which includes $0.24 per fully diluted share represented by the tax settlement described previously. Our previous guidance for fiscal year 2008 was net earnings in excess of $2.00 per fully diluted share. Fiscal year earnings per fully diluted share for the previous year ending February 28, 2007 were $1.58.

 “As of August 31, 2007, Helen of Troy’s balance sheet remains strong, with cash and temporary investments of $47 million compared to $32 million at August 31, 2006, and stockholders’ equity of $544 million, an increase of $52 million in stockholders’ equity from the comparable period last year. Our accounts receivable at quarter-end was $122 million, compared to $117 million at August 31, 2006. Our inventory level was $168 million versus $185 million, down $17 million or 9.2 percent from August 31, 2006. Book value of our stock per fully diluted share as of August 31, 2007 was $16.76.

“We believe that our Company’s business fundamentals remain strong. Going forward we plan to continue to execute our business plan by introducing new product offerings, increasing market share through channel expansion and product innovation,  and continuing our efforts of increasing process efficiencies and reducing related expenses,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release. The teleconference begins at 11 a.m. ET today, Wednesday, October 10, 2007. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through November 30, 2007.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Time Block®, Epil-Stop®, Dazey®,

Caruso®, Karina®, DCNL®, Nandi®, Isobel® and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools TM,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Premiere®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including risks associated with the integration of newly acquired brands, product lines and business such as Belson Products. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2007 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended August 31,				For the Six Months Ended August 31,
	2007		2006		2007		2006
Net sales	$157,924	100.0%	$147,172	100.0%	$298,094	100.0%	$277,613	100.0%
Cost of sales	89,698	56.8%	80,504	54.7%	169,850	57.0%	153,004	55.1%
Gross profit	68,226	43.2%	66,668	45.3%	128,244	43.0%	124,609	44.9%

Selling, general, and administrative expense	52,728	33.4%	50,028	34.0%	98,445	33.0%	97,053	35.0%
Operating income	15,498	9.8%	16,640	11.3%	29,799	10.0%	27,556	9.9%

Other income (expense):
Interest expense	(3,820)	-2.4%	(4,696)	-3.2%	(7,933)	-2.7%	(9,202)	-3.3%
Other income, net	221	0.1%	287	0.2%	1,475	0.5%	1,077	0.4%
Total other income (expense)	(3,599)	-2.3%	(4,409)	-3.0%	(6,458)	-2.2%	(8,125)	-2.9%
Earnings before income taxes	11,899	7.5%	12,231	8.3%	23,341	7.8%	19,431	7.0%

Income tax expense (benefit)	(6,354)	-4.0%	1,357	0.9%	(5,029)	-1.7%	1,878	0.7%
Net earnings	$18,253	11.6%	$10,874	7.4%	$28,370	9.5%	$17,553	6.3%

Diluted earnings per share	$0.56		$0.35		$0.88		$0.56

Weighted average common shares used in computing diluted earnings per share	32,445		31,506		32,240		31,483

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	8/31/2007	8/31/2006

Cash and temporary investments	$46,511	$31,837

Marketable securities, at market value	54	212

Accounts receivable	121,953	117,032

Inventory	168,255	185,324

Total current assets	357,888	353,190

Total assets	909,676	893,217

Total current liabilities	142,221	141,805

Total long term liabilities	223,554	259,031

Stockholders equity	543,901	492,381

HELEN OF TROY LIMITED AND SUBSIDIARIES

EBITDA

(unaudited)

(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2007	2006	2007	2006

Net earnings	$18,253	$10,874	$28,370	$17,553

Interest income / expense, net	3,345	4,351	6,376	8,568

Income tax expense (benefit)	(6,354)	1,357	(5,029)	1,878

Depreciation and amortization	3,627	3,467	7,151	7,347

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$18,871	$20,049	$36,868	$35,346

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter ended August 31, 2007, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

###

2007